Exhibit 5.6

July 22, 2013

USF Bestway Inc.

10990 Roe Avenue

Overland Park, KS 66211

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to USF Bestway Inc., an Arizona corporation (the “Guarantor”), a subsidiary of YRC Worldwide Inc., a Delaware corporation (the “Company”), in connection with its guaranty (the “Guarantees”) of up to $350,000,000 in aggregate offering price of debt securities of the Company (the “Debt Securities”) comprised of Senior Debt Securities to be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Trustee”) and Subordinated Debt Securities to be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee, as described in that certain Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2013, under the Securities Act of 1933, as amended (the “Securities Act”).

In our capacity as such counsel, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Guarantor, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Guarantor signing such documents to execute, deliver and perform under

USF Bestway Inc.

July 22, 2013

such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Guarantor and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate or other entity action proposed to be taken by the Guarantor, we are of the opinion that:

1. The Guarantor is a corporation validly existing and in good standing under the laws of the State of Arizona.

2. The Guarantor has the corporate power to enter into and perform its obligations under each form of Indenture.

3. Each form of Indenture has been duly approved by the Guarantor.

4. The approval of each form of Indenture by the Guarantor does not violate (a) any law, rule or regulation of governmental authorities (other than those of counties, towns, municipalities and special political subdivisions) of the State of Arizona applicable to the Guarantor in transactions of this type (such laws, rule and regulations are referred to in this opinion as “Applicable Laws”); or (b) Guarantor’s articles of incorporation or bylaws.

5. No consent, waiver, approval, authorization or order of any court or governmental authority of the State of Arizona is required pursuant to any Applicable Law in connection with Guarantor’s approval of each form of Indenture.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

A. We have assumed that: (i) the terms of the Debt Securities shall not violate any applicable law, any debt securities of the Guarantor or result in a default or breach of any agreement binding upon the Guarantor, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Guarantor; (ii) all Debt Securities have been issued and sold, and shall be resold, in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate offering documents; (iii) with respect to the Guarantee, if applicable, the Trustee has been properly qualified under the Trust Indenture Act of 1939, as amended; (iv) value has been given to the Guarantor pursuant to each Indenture; (v) each Indenture and each of the Debt Securities (including the Guarantees) are enforceable obligations of the respective parties; and (vi) the Guarantor has paid all income taxes, fines, jeopardy or fraud assessments, and interest due from it and payable to the State of Arizona.

USF Bestway Inc.

July 22, 2013

B. This opinion is limited to the current laws of the State of Arizona and the current judicial interpretations thereof and to the facts as they exist on the date hereof. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.6 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressed hereof.

Very truly yours,

/s/ Snell & Wilmer L.L.P.